As filed with the Securities and Exchange Commission on September 24, 2003

Registration No. 333-101860

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON

FORM S-3

TO

REGISTRATION STATEMENT

ON FORM S-4

UNDER

THE SECURITIES ACT OF 1933

EDUCATION LENDING GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6700	33-0851387
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12760 High Bluff Drive Suite 210 San Diego, California 92130 (858) 617-6080 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)		Douglas L. Feist, Esq. 12760 High Bluff Drive Suite 210 San Diego, California 92130 (858) 617-6080 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPIES TO:

Thomas A. Aldrich, Esq.

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114-1291

(216) 566-5749

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 424, please check the following box. ☐

This Post-Effective Amendment No. 2 is being filed by Education Lending Group, Inc., a Delaware corporation (the “Registrant”), for the purpose of removing from registration 8,215,667 shares of the Registrant’s Common Stock, par value $.001 per share, registered on the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-101860). The Form S-4 was amended on September 15, 2003 by a post-effective amendment and converted to a Form S-3 to be used by selling stockholders. The number of shares of Common Stock that are being deregistered by this Post-Effective Amendment No. 2 is equal to the difference between the number of shares originally registered on the Form S-4 and the number of shares that may be offered from time to time by the selling stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-101860 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on September 24, 2003.

Education Lending Group, Inc.

By:	/S/ ROBERT DEROSE
Robert deRose, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities noted on September 24, 2003.

Signature	Title

/S/ ROBERT DEROSE*	Director and Chief Executive Officer (Principal Executive Officer)
Robert deRose

/S/ MICHAEL H. SHAUT*	Director, President and Chief Operating Officer
Michael H. Shaut

/S/ JAMES G. CLARK*	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)
James G. Clark

/S/ SAMUEL BELZBERG*	Director
Samuel Belzberg

/S/ LEO KORNFELD*	Director
Leo Kornfeld

/S/ RICHARD J. HUGHES*	Director
Richard J. Hughes

/S/ C. DAVID BUSHLEY*	Director
C. David Bushley

/S/ JEFFREY E. STIEFLER*	Director
Jeffrey E. Stiefler

* By Douglas L. Feist, attorney in fact